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                                                                   Exhibit 10.25

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                          REGISTRATION RIGHTS AGREEMENT

                                 By and Between

                               NOVARTIS PHARMA AG

                                       AND

                         REGENERON PHARMACEUTICALS, INC.

                           Dated as of March 28, 2003

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                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of March 28, 2003, by and between NOVARTIS PHARMA AG (the "Investor"), a corporation organized under the laws of Switzerland, with its principal place of business at Lichtstrasse 35, 4056 Basel, Switzerland, and REGENERON PHARMACEUTICALS, INC. (the "Company"), a corporation organized under the laws of New York with its principal place of business at 777 Old Saw Mill Road, Tarrytown, New York, U.S.A.

                                    RECITALS

                  WHEREAS, the Company and the Investor are parties to a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which the Investor purchased shares of the Company's common stock (the "Purchased Stock").

                  In consideration of the premises and mutual covenants contained in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                               REGISTRATION RIGHTS

                  Section 1.1       Definitions.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banks located in New York, New York or Basel, Switzerland are authorized or required by law to close.

                  "Common Stock" shall mean the common stock of the Company, par value $0.001 per share.

                  "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "Governmental Authority" shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof and any Person

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exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

                  "Holder" shall mean any Person owning Registrable Securities who is a party to this Agreement or an assignee thereof in accordance with
Section 1.11.

                  "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a Governmental Authority.

                  "Piggy-Back Rights" shall mean the ability of any Person to request or require the inclusion of securities in a registration statement that has been filed, or is proposed to be filed, by the Company for the account of the Investor pursuant to Section 1.4.

                  "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "Registrable Securities" shall mean (i) the Purchased Stock and any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Stock, excluding in all cases, however, (x) any Registrable Securities after they have been sold in a transaction in connection with which registration rights granted hereunder are not assigned, or (y) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (z) Registrable Securities eligible for resale pursuant to Rule 144(k) under the Securities Act as provided by, and subject to the other terms of, Section 1.12.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.4 and 1.6 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, and, in the case of each of the second (2nd) and fourth (4th) Demand Requests, the reasonable fees and expenses of one (1) counsel for the Holders of Registrable Securities to be

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included in the relevant registration, selected by the Holders of a majority of the Registrable Securities to be included in such registration.

                  "Securities Act" shall mean the Security Act of 1933, as amended from time to time, or any successor statute thereto.

                  "Securities Exchange Act" shall mean the Security Exchange Act of 1934, as amended from time to time, or any successor thereto.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

                  "SEC" shall mean the U.S. Securities and Exchange Commission.

                  "Shares of Then Outstanding Capital Stock" shall mean, at any time, the issued and outstanding shares of the Common Stock and Class A Stock of the Company at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock or Class A Stock distributable, on a pro rata basis, to all holders of Common Stock or Class A Stock.

                  Section 1.2 Additional Defined Terms. In addition to the terms defined in Section 1.1, the following terms shall have the respective meanings assigned thereto in the sections indicated below:

    Defined Term       Section             Defined Term            Section
    ------------       -------             ------------            -------
Acquisition Proposal   2.1(c)     Offered Registrable Securities    2.5
Agreement              Preamble   Permitted Transfer                2.4
Authorization Date     2.5        Required Registration             1.4(a)
Demand Request         1.4(a)     Sale Notice                       2.5
Initiating Holders     1.4(b)     Severed Clause                    3.10
Lock-Up Period         2.4        Third Party Piggy-Back Request    1.4(c)
Notice Period          2.5        Transfer                          2.4
Offeror                2.1(c)     Violation                         1.9(a)

                  Section 1.3 Construction. In this Agreement, unless the context otherwise requires:

                  (a) any reference in this Agreement to "writing" or comparable expressions includes a reference to facsimile transmission or comparable means of communication;

                  (b) words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;

                  (c) references to Articles, Sections and Schedules are references to articles, sections and schedules of this Agreement;

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                  (d)      reference to "day" or "days" are to calendar days;

                  (e) this "Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

                  (f) "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of similar import.

                  Section 1.4 Required Registration. If, at any time after the second anniversary of the date of this Agreement, the Company receives from any Holder or Holders a written request or requests (each, a "Demand Request") that the Company effect a registration (a "Required Registration") under the Securities Act and any related qualification or compliance with respect to shares of Registrable Securities, the Company shall:

                  (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to any Holders which did not make such Demand Request; and

                  (ii) as soon as practicable, effect all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given by such other Holder or Holders within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

                  (1) if the Company has already completed four (4) Required Registrations;

                  (2) if the market value of the Registrable Securities proposed to be included in the registration, based on the average closing price during the ten (10) consecutive trading days period prior to the making of the Demand Request, is less than $10,000,000;

                  (3) if the Company shall furnish to the Holders a certificate signed by the President and Chief Executive Officer of the Company stating that (i) within sixty (60) days of receipt of the request of the Holder or Holders under this Section 1.4 the Company shall file a registration statement for the public offering of securities for the account of the Company (other than a registration of securities (a) issuable pursuant to an employee stock option, stock purchase or similar plan, (b) issuable pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act, or (c) in which the only securities being registered are securities issuable upon conversion of debt securities which are also being registered), or (ii) the Company is engaged in a material transaction or has an undisclosed material corporate development, in either case, which would be required to be disclosed in the registration statement, and in the good faith judgment of the Board of Directors of the Company, such disclosure would be seriously detrimental to the Company and its shareholders at such time

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(in which case, the Company shall disclose the matter as promptly as reasonably practicable and thereafter file the registration statement and each Holder agrees not to disclose any information about such material transaction to third parties until such disclosure has occurred or such information has entered the public domain other than through breach of this provision by such Holder), provided that the Company shall have the right to only defer the filing of the registration statement pursuant to this subsection, such deferral to be for a period of not more than ninety (90) days after receipt of a Demand Request and provided further, that the Company may only defer the filing of a registration pursuant to this subsection once in any one (1) year period; or

                  (4) if the Company has, within the six (6) month period preceding the date of the Demand Request, already effected one (1) Required Registration for the Holders pursuant to this Section 1.4.

                  (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their Demand Request made pursuant to Section 1.4(a) and the Company shall include such information in the written notice referred to in Section 1.4(a)(i). The underwriter shall be selected by a majority in interest of the Initiating Holders and shall be acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.6(h)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.4, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Except as set forth on Schedule 1.4(c), the Company represents and warrants to the Investor that as of the date of this Agreement, in the event that any Person is entitled to request (a "Third Party Piggy-Back Request") the inclusion of securities held by it in any Required Registration requested pursuant to this Section 1.4, the terms of the agreement pursuant to which the Company granted such Third Party Piggy-Back Request permit the Company to exclude such securities from the Demand Registration in their entirety in accordance with the provisions of Section 1.4(b) if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten.

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                  Section 1.5       Piggy-Back Registration. The Company
covenants and agrees that, following the date of this Agreement, it will not grant any Person any Piggy-Back Rights.

                  Section 1.6 Obligations of the Company. Whenever required under Section 1.4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities sought to be included therein; provided that, to the extent practicable, at least five (5) Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders of the Registrable Securities covered by such registration statement and their counsel copies of all such documents proposed to be filed and any such Holder shall have the opportunity to comment on any information pertaining solely to such Holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for a period of not less than one-hundred twenty
(120) days or, if occurring earlier, the date on which the sale of all of the Registrable Securities included in such registration statement shall be completed;

                  (c) furnish to the Holders such numbers of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (d) notify the Holders, promptly after the Company shall receive notice thereof, of the time when a registration statement becomes effective or when any amendment or supplement or any prospectus forming a part of the registration statement has been filed;

                  (e) notify the Holders promptly of any request by the SEC for the amending or supplementing of any registration statement or prospectus or for additional information and promptly deliver to a Holder copies of any comments received from the SEC to the extent such comments pertain to such Holder;

                  (f) notify the Holders promptly of any stop order suspending the effectiveness of any registration statement or prospectus or the initiation of any proceedings for that purpose, and use its best efforts to obtain the withdrawal of any such order or the termination of such proceedings;

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                  (g)      use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders and use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested to be covered by such registration, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (h) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                  (i) use its reasonable efforts to obtain: (A) at the time of effectiveness of each registration statement, a "cold comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the Holders of Registrable Securities covered by such registration statement and the underwriters reasonably request; and (B) at the time of any underwritten sale pursuant to the registration statement, a "bring-down comfort letter," dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by "bring-down comfort letters" as the Holders of Registrable Securities covered by such registration statement and the underwriters reasonably request;

                  (j) promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement or any offering memorandum or other offering document includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement or material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (k) permit any Holder, which Holder in its judgment might be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included; and

                  (l) use its reasonable efforts to obtain an opinion or opinions addressed to the underwriter or underwriters of any underwritten offering of Registrable Securities, if any, in customary form and scope from counsel for the Company; and

                  (m) use its best efforts to cause all such Registrable Securities to be listed on each exchange on which similar securities issued by the Company are then listed.

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                  Section 1.7       Furnish Information. It shall be a condition
precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably necessary to effect the registration of such Holder's Registrable Securities.

                  Section 1.8 Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.4 or 1.6 hereof shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holders of Registrable Securities covered by a registration statement pro rata on the basis of the number of Registrable Securities registered on their behalf.

                  Section 1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this
Agreement:

                  (a) The Company shall indemnify and hold harmless each Holder including Registrable Securities in such registration statement, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act, against any and all losses, claims, damages, or liabilities (joint or several) to which they may become subject under any securities laws including, without limitation, the Securities Act, the Securities Exchange Act, or any other statute or common law of the United States or any other country or political subdivision thereof, or otherwise, including the amount paid in settlement of any litigation commenced or threatened (including any amounts paid pursuant to or in settlement of claims made under the indemnification or contribution provisions of any underwriting or similar agreement entered into by such Holder in connection with any offering or sale of securities covered by this Agreement), and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or in any offering memorandum or other offering document relating to the offering and sale of such securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act or any state Securities Law; or other applicable laws of any jurisdiction relating to any actual or alleged action or inaction required of the Company in connection with such offering; provided, however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

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                  (b)      Each Holder including Registrable Securities in a
registration statement shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject, under liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this
Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liablity, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly within any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                  (d) In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 1.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration or time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.9 provided for indemnification in such case, the Company and each Holder of Registrable Securities shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and such Holder, severally, on the other hand; provided, however,

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that in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation and; provided, further, that in no event shall any contribution under this Section 1.9(d) on the part of any Holder exceed the net proceeds received by such Holder from the sale of Registrable Securities.

                  (e) The obligations of the Company and the Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

                  Section 1.10 Reports Under Securities Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

                  (b) furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Securities Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC (exclusive of Rule
144A) which permits the selling of any such securities without registration or pursuant to such form.

                  Section 1.11 Assignment of Registration Rights. The rights to cause the Company to register any Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities that (i) is a subsidiary of a Holder, or (ii) acquires not less than all of the shares of Registrable Securities initially acquired by the Investor on the date of this Agreement (as adjusted for stock splits, stock dividends, stock combinations and the like); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company with written notice of the name and address of such transferee or assignee and, in the case of a transfer in accordance with subclause (i) above, details of the Registrable Securities with respect to which such registration rights are being assigned, (B) such transferee or assignee, prior to such transfer or assignment, shall agree in writing to be subject to and bound by all restrictions set forth in this Agreement including the provisions of Article II, and (C) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act and other applicable securities law.

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                  Section 1.12      Rule 144. The Company shall not be required
to include the Registrable Securities of any Holder in a registration statement filed pursuant to Section 1.4 if the Company delivers to such Holder(s) an opinion of counsel, in form and substance reasonably acceptable to such Holder(s), to the effect that the Registrable Securities requested to be included in such Registration by the Holder may then be sold pursuant to Rule 144(k) of the Securities Act.

                                   ARTICLE II.

                  RESTRICTIONS ON ACQUISITIONS AND DISPOSITIONS

                  Section 2.1 Standstill. Prior to the earlier of (i) the termination by the Investor of the Collaboration Agreement pursuant to Section
19.5 thereof, and (ii) the fifth anniversary of the date of this Agreement, without the express written consent of the Company, the Investor and its Affiliates shall not:

                  (a) directly or indirectly, acquire beneficial ownership of Shares of Then Outstanding Capital Stock or any securities convertible into or exchangeable for Shares of Then Outstanding Capital Stock, or make a tender, exchange or other offer to acquire Shares of Then Outstanding Capital Stock, if after giving effect to such acquisition, the Investor would beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act) more than nineteen and nine-tenths percent (19.9%) of the Shares of Then Outstanding Capital Stock; provided, however, that notwithstanding the provisions of this Section 2.1(a), if the number of shares constituting Shares of Then Outstanding Capital Stock is reduced or if the aggregate ownership of the Investor is increased as a result of a recapitalization of the Company, the Investor shall not be required to dispose of any of its holdings of Shares of Then Outstanding Capital Stock even though such action resulted in the Investor's ownership exceeding nineteen and nine-tenths percent (19.9%) of the Shares of Then Outstanding Capital Stock;

                  (b) directly or indirectly, propose, nominate or support for election to the Board of Directors any Person whose nomination has not been approved by a majority of the Board of Directors, or vote or cause to be voted in favor of any such Person any Shares of Then Outstanding Capital Stock;

                  (c) directly or indirectly, encourage or support a tender, exchange or other offer or proposal by any other Person or group (an "Offeror") the consummation of which would result in a "change of control" of the Company (an "Acquisition Proposal");

                  (d) directly or indirectly, solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Securities Exchange Act) in opposition to the recommendation of a majority of the Board of Directors of the Company with respect to any matter, or seek to advise or influence any person, with respect to voting of any Shares of Then Outstanding Capital Stock of the Company or any of its subsidiaries;

                  (e) deposit any Shares of Then Outstanding Capital Stock in a voting trust or subject any Shares of Then Outstanding Capital Stock to any arrangement or agreement with respect to the voting of such Shares of Then Outstanding Capital Stock; or

                  (f) instigate, act in concert with or assist any third party to take any action in clauses (a) through (e) above;

provided that the mere voting of any Shares of Then Outstanding Capital Stock held by the Investor shall not constitute a violation of any of clauses (a) through (e) above.

                  Section 2.2 Termination of Standstill. The restrictions contained in Section 2.1 shall terminate upon the earlier to occur of (i) the public announcement by an Offeror of an Acquisition Proposal; (ii) the acquisition by an Offeror (other than Leonard Schleifer) of beneficial ownership of Shares of Then Outstanding Capital Stock, which, when combined with all other Shares of Then Outstanding Capital Stock beneficially owned by the Offeror, represents more than twenty percent (20%) of the voting power represented by all issued and outstanding Shares of Then Outstanding Capital Stock; (iii) the entry by the Company into negotiations with any third party or group with respect to a transaction which, if consummated, would result in a "change of control," (iv) the issuance by the Company to a third party of Shares of Then Outstanding Capital Stock, which, when combined with all other Shares of Then Outstanding Capital Stock beneficially owned by such third party, represents more than seven percent (7%) of the voting power represented by all issued and outstanding Shares of Then Outstanding Capital Stock, if the Company does not enter into a standstill agreement for a time period and upon terms substantially similar to the provisions of this Section 2; (v) a sale of all or substantially all of the assets of the Company (other than to a wholly owned subsidiary of the Company); or (vi) a liquidation or dissolution of the Company.

                  Section 2.3 Change of Control. For purposes this Article II, a "change of control" shall mean (i) a merger or consolidation to which the Company is a party and as a result of which the Persons who were stockholders of the Company immediately prior to the effective date of such merger or consolidation beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act) less than fifty percent (50%) of the voting stock of the surviving parent entity outstanding immediately following the effectiveness of such merger or consolidation; (ii) a sale of all or substantially all of the Company's assets (other than to a wholly-owned subsidiary of the Company); or (iii) a liquidation or dissolution of the Company.

                  Section 2.4 Lock-Up. Prior to the second anniversary of the date of this Agreement (the "Lock-up Period"), without the approval of a majority of the Board of Directors of the Company, the Investor shall not sell or otherwise transfer, directly or indirectly, Registrable Securities (each, a "Transfer"), provided, however that the foregoing shall not prohibit the Investor from transferring all or part of the Purchased Stock to a subsidiary which agrees to be bound by the terms hereof, and provided, further, that, subject to compliance with the terms of Section 2.5, during the Lock-up Period the Company may Transfer Registrable Securities in a transaction that is exempt from the registration requirements of the Securities Act (other than pursuant to Rule 144 under the Securities Act) (a "Permitted Transfer") subject to the terms of Section 2.5.

                  Section 2.5       Permitted Transfer; Right of First Offer.

                  (a) Prior to a Permitted Transfer to any Person of Registrable Securities by the Investor, the Investor shall give written notice (the "Sale Notice") to the Company. The Sale Notice shall (i) disclose the price and terms upon which the Investor is willing to sell to the Company some or all of the Registrable Securities held by it (the "Offered Registrable Securities"), and (ii) confirm that the offer to purchase such Registrable Securities is irrevocable for a period of at least ten (10) days (the "Notice Period"). The Investor shall not consummate any Transfer until the earlier of (x) the conclusion of the Notice Period and (y) the date on which the Company notifies the Investor that it does not wish to purchase all (but not less than all) of the Offered Registrable Securities (such earlier date, the "Authorization Date").

                  (b) The Company may elect to purchase all (but not less than all) of the Offered Registrable Securities upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Investor within ten (10) days after the Sale Notice has been delivered to the Company. If the Company has not elected to purchase all of the Offered Registrable Securities within ten (10) days after the Sale Notice has been delivered to Company, the Investor may, during the sixty (60) day period immediately following the Authorization Date, Transfer all such Offered Registrable Securities specified in the Sale Notice at a price and on terms no more favorable than those specified in the Sale Notice. Any Offered Registrable Securities not Transferred during such sixty (60) day period shall be subject to the provisions of this Section 2.5 upon a subsequent proposed Transfer prior to the end of the Lock-up Period.

                  (c) If the Company has agreed to purchase all of the Offered Registrable Securities set forth in the Sale Notice pursuant to Section 2.5(b), the closing of such purchase shall occur within ten (10) Business Days from the date the Company has notified the Investor of its intention to purchase all of such Offered Registrable Securities.

                  Section 2.6       Legend.

                  (a) Prior to the termination of the Lock-Up Period, each certificate representing Registrable Securities shall bear the following legend:

                  PURSUANT TO THE TERMS AND CONDITIONS OF A REGISTRATION RIGHTS AGREEMENT DATED MARCH 27, 2003, BY AND BETWEEN THE COMPANY AND NOVARTIS PHARMA A.G., THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED PRIOR TO MARCH 28, 2005.

                  (b) Following the termination of the Lock-Up Period, the holder of any stock certificate bearing such legend may submit such certificate to the Company in exchange for a share certificate duly issued by the Company which shall be identical in all material respects, except that it shall not bear the foregoing legend.

                  Section 2.7 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered by the Company if the Investor fails to comply with the terms of this Article II and that in the event of any such failure, the Company will be irreparably damaged and will not have an adequate remedy at law. Each party agrees (i) that in any action for equitable remedies arising from a breach of this Article II, the Company will not be required to prove the inadequacy or insufficiency of money damages as a remedy and (ii) to waive any requirement for a bond in connection with any such injunctive or equitable relief or action therefor.

                                  ARTICLE III.

                                  MISCELLANEOUS

                  Section 3.1 Amendment; Waiver. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding; provided, however, that Section 2 may be amended or waived solely with the written consent of the Company and the Investor.

                  Section 3.2 Remedies. In case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity or action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

                  Section 3.3 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Agreement and the rights and duties of the Company set forth herein may not be assigned, in whole or in part, by the Company.

                  Section 3.4 Entire Agreement. This Agreement, together with the Stock Purchase Agreement (including exhibits thereto), contains the complete understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating to the subject matter hereof and thereof.

                  Section 3.5 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. Each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional purposes, in the Supreme Court of the State of New York.

                  Section 3.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                  Section 3.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  Section 3.8 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                  Section 3.9 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the Holder set forth below or as provided to the Company upon any Person becoming a Holder, and shall be (a) delivered personally, (b) sent by registered or certified mail, return receipt requested, postage prepaid,
(c) sent via a reputable nationwide overnight courier service, or (d) sent by facsimile transmission, with a confirmation copy to be sent by registered or certified mail, return receipt requested, postage prepaid. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a Business Day; or otherwise, on the next Business Day following such transmission). Any Holder may change its address by giving notice to the Company and the Company may change its address by giving notice to the Holders in the manner provided above.

             To the Company:          Regeneron Pharmaceuticals, Inc.
                                      777 Old Saw Mill Road
                                      Tarrytown, New York 10591
                                      Attention: General Counsel

             With a copy (which       Skadden, Arps, Slate, Meagher & Flom LLP
             shall not constitute     4 Time Square
             notice) to:              New York, NY 10036
                                      Attention: David J. Goldschmidt, Esq.

             To the Investor:         Novartis Pharma AG
                                      Lichtstrasse 35
                                      CH-4002 Basel
                                      Switzerland
                                      Attention: General Counsel

             With a copy to (which:   Novartis Corporation
             shall not constitute     608 Fifth Avenue
             notice) to               New York, New York 10020
                                      Attention: General Counsel and Deputy
                                      General Counsel

                  Section 3.10 Severability. If, under applicable laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement ("Severed Clause"), then, it is mutually agreed that this Agreement shall endure except for the Severed Clause. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such Severed Clause in light of the intent of this Agreement.

                     [Remainder of page intentionally blank]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    NOVARTIS PHARMA AG

                                    By: /s/ Joseph E. Mamie
                                        ------------------------------------
                                     Name: Joseph E. Mamie
                                     Title: Head Operational Treasury

                                    By: /s/ Kim Urdahl
                                        -------------------------------------
                                     Name: Kim Urdahl
                                     Title: Head of Legal, Primary Care

                                    REGENERON PHARMACEUTICALS, INC.

                                    By: /s/ Stuart Kolinski
                                        -------------------------------------
                                     Name: Stuart Kolinski
                                     Title: Vice President & General Counsel

                                 SCHEDULE 1.4(C)

Class D Convertible Preferred Stock Purchase Agreement dated as of August 31, 1990, between the Company and Amgen, Inc.